Exhibit 99.1

CONTACTS:

David P. Luci, Esq.
Executive Vice President and General Counsel
davidluci@bioenvision.com
(212) 750-6700

James S. Scibetta
Chief Financial Officer
jscibetta@bioenvision.com
(212) 750-6700

Hugh S. Griffith
Chief Operating Officer
hughgriffith@bioenvision.com
+44 (0) 131 248 3555

Bioenvision Appoints General Manager in Japan

Japanese Market Offers Significant Growth Opportunity for Evoltra® (clofarabine)

New York, NY (February 5, 2007) – Bioenvision, Inc. (NasdaqGM:BIVN) today announced Mr. Yoshimaru Yamamoto has joined Bioenvision JapanCo., Ltd. as a Director and General Manager. Mr. Yamamoto brings to Bioenvision over 30 years of pharmaceutical industry and drug development expertise. The appointment is a key part of the Company’s strategy to bring Evoltra® to Japan, the second largest pharmaceutical market in the world.

Mr. Yamamoto was most recently a senior product manager at Novo Nordisk Pharma Ltd., where he has worked in several drug development and marketing capacities for over 20 years and assisted in the creation and expansion of Novo Nordisk’s business into Japan. Yamamoto started his career at Morishita Pharmaceutical Co. Ltd in 1975 in the drug development division.

“We are very pleased to welcome Yoshimaru to our management team,” said David P. Luci, Chairman of Bioenvision JapanCo., Ltd. and Bioenvision’s Executive Vice President. “Yoshimaru has the background needed to guide Evoltra® through the Japanese approval process and direct the commercialization effort once Evoltra® is approved in this market. His extensive background in both pharmaceutical drug development and corporate development will be an important asset to us at this exciting time in Bioenvision’s evolution.”

“The Japanese government has requested an expedited approval process for Evoltra® and Yoshimaru will work with the government to bring Evoltra® to the patients who may benefit from this new treatment option,” said Christopher B. Wood, Chairman and Chief Executive

Officer of Bioenvision. “We know he will make a big contribution to the global development of the Evoltra® franchise.”

Yoshimaru Yamamoto earned his MBA in entrepreneurship from Hosei University. He received an MSc in applied microbiology and BSc from Osaka Prefecture University.

About Bioenvision

Bioenvision's primary focus is the acquisition, development and marketing of compounds and technologies for the treatment of cancer. Bioenvision has a broad pipeline of products for the treatment of cancer, including: Evoltra®, Modrenal® (for which Bioenvision has obtained regulatory approval for marketing in the United Kingdom for the treatment of post-menopausal breast cancer following relapse to initial hormone therapy), and other products. Bioenvision is also developing anti-infective technologies, including the OLIGON® technology; an advanced biomaterial that has been incorporated into various FDA approved medical devices and Suvus®, an antimicrobial agent currently in clinical development for refractory chronic hepatitis C infection. For more information on Bioenvision please visit our Web site at www.bioenvision.com.

Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because these statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Specifically, factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to: risks associated with preclinical and clinical developments in the biopharmaceutical industry in general and in Bioenvision's compounds under development in particular; the potential failure of Bioenvision's compounds under development to prove safe and effective for treatment of disease; uncertainties inherent in the early stage of Bioenvision's compounds under development; failure to successfully implement or complete clinical trials; failure to receive marketing clearance from regulatory agencies for our compounds under development; acquisitions, divestitures, mergers, licenses or strategic initiatives that change Bioenvision's business, structure or projections; the development of competing products; uncertainties related to Bioenvision's dependence on third parties and partners; and those risks described in Bioenvision's filings with the SEC. Bioenvision disclaims any obligation to update these forward-looking statements.